            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

    GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER--Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.

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                                 GIVE THE
                                 SOCIAL SECURITY
FOR THIS TYPE OF ACCOUNT:        NUMBER OF--
-----------------------------------------------------
1.         An individual's       The individual
           account
2.         Two or more           The actual owner of
           individuals (joint    the account or, if
           account)              combined funds, the
                                 first individual on
                                 the account(1)
3.         Husband and wife      The actual owner of
           (joint account)       the account or, if
                                 joint funds, either
                                 person(1)
4.         Custodian account of  The minor(2)
           a minor (Uniform
           Gift to Minors Act)
5.         Adult and minor       The adult or, if the
           (joint account)       minor is the only
                                 contributor, the
                                 minor(1)
6.         Account in the name   The ward, minor, or
           of guardian or        incompetent
           committee for a       person(3)
           designated ward,
           minor, or
           incompetent person
7.         a. The usual          The
              revocable savings  grantor-trustee(1)
              trust account
              (grantor is also
              trustee)
           b. So-called trust
              account that is    The actual owner(1)
              not a legal or
              valid trust under
              State law
8.         Sole proprietorship   The Owner(4)
           account
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
                                 GIVE THE EMPLOYER
                                 IDENTIFICATION
FOR THIS TYPE OF ACCOUNT:        NUMBER OF--
-----------------------------------------------------
9.         A valid trust,        Legal entity (5)
           estate, or pension
           trust
10.        Corporate account     The corporation
11.        Religious,            The organization
           charitable, or
           educational
           organization account
12.        Partnership           The partnership
13.        Association, club,    The organization
           religious,
           charitable,
           educational or other
           tax-exempt
           organization
14.        A broker or           The broker or
           registered nominee    nominee
15.        Account with the      The public entity
           Department of
           Agriculture in the
           name of a public
           entity (such as a
           State or local
           government, school
           district or prison)
           that receives
           agricultural program
           payments

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(1) List first and circle the name of the person whose number you furnish.

(2) Circle the minor's name and furnish the minor's social security number.

(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.

(4) Show the individual name of the owner but you may also enter your business or "doing business as" name. You may use either your social security number or employer identification number.

(5) List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the identifying number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

NOTE: If no name is circled when there is more than one name listed, the number will be considered to be that of the first name listed.

HOW TO OBTAIN A NUMBER

If you do not have a taxpayer identification number ("TIN"), apply for one immediately. To apply, obtain Form SS-5, Application for a Social Security Number Card (for individuals), from your local office of the Social Security Administration, Form SS-4, Application for Employer Identification Number (for business and other entities); or Form W-7, Application for IRS Individual Taxpayer Identification Number (for certain resident aliens) at your local IRS office.

To complete Form W-9, if you do not have a TIN, check the box marked "Awaiting TIN" in the space for the TIN in Part 3, sign and date the form, and give it to the requester. Generally, you will then have 60 days to obtain a TIN and furnish it to the requester. If the requester does not receive your TIN within 60 days, backup withholding, if applicable, will begin and continue until you furnish your TIN to the requester. For reportable payments, the payer must exercise one of the following options concerning backup withholding during the 60-day period. Under option (1), a payer must backup withhold on any withdrawals you make from your account after 7 business days after the requester receives this form back from you. Under option (2), the payer must backup withhold on any reportable payments made to your account, regardless of whether you make any withdrawals. The backup withholding under option (2) must begin no later than 7 business days after the requester receives this form back. Under option (2), the payer is required to refund the amounts withheld if your certified TIN is received within the 60-day period and you were not subject to backup withholding during that period.

NOTE: Checking the box marked "Awaiting TIN" on the form means that you have already applied for a TIN OR that you intend to apply for one in the near future.

As soon as you receive your TIN, complete another Substitute Form W-9, include your TIN, sign and date the form, and give it to the requester.

For interest, dividends and broker transactions, you must sign the certification or backup withholding will apply. If you are subject to backup withholding and you are merely providing your correct TIN to a payer, you must cross out item 2 in the certification before signing the form.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

The following is a list of payees exempt from backup withholding and for which no information reporting is required:

(1) A corporation.

(2) A financial institution.

(3) An organization exempt from tax under Section 501(a) of the Internal Revenue Code of 1986, as amended (the "Code"), or an individual retirement arrangement
(IRA) or custodial account under Section 403(b)(7) if the account satisfies the requirements of Section 401(f)(2).

(4) The United States or any agency or instrumentality thereof.

(5) A State, the District of Columbia, a possession of the United States or any subdivision or instrumentality thereof.

(6) A foreign government, a political subdivision of a foreign government or any agency or instrumentality thereof.

(7) An international organization or any agency or instrumentality thereof.

(8) A dealer in securities or commodities required to register in the United States or a possession of the United States.

(9) A real estate investment trust.

(10) A common trust fund operated by a bank under Section 584(a) of the Code.

(11) A trust exempt from tax under Section 664, or a non-exempt trust described in section 4947(a)(1) of the Code.

(12) An entity registered at all times during the tax year under the Investment Company Act of 1940.

(13) A foreign central bank of issue.

(14) A futures commission merchant registered with the Commodity Futures Trading Commission.

(15) A middleman known in the investment community as a nominee or listed in the most recent publication of the American Society of Corporate Secretaries, Inc., Nominee List.

Exempt Payees Described Above Should File W-9 To Avoid Erroneous Backup Withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" IN PART 2 OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

PRIVACY ACT NOTICE--Section 6109 of the Code requires recipients of dividends, interest or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes. The IRS may also provide this information to the Department of Justice for civil and criminal litigation and to cities, states, and the District of Columbia to carry out their tax laws. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers generally must withhold 31% of taxable interest, dividend and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TIN.--If you fail to furnish your taxpayer identification number to the payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING.--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION.--Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

(4) MISUSE OF TINS.--If the requestor discloses or uses TINs in violation of Federal law, the requestor may be subject to civil and criminal penalties.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX ADVISOR OR THE IRS

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